                                                                     Exhibit 2.3
                                  EXHIBIT B TO
              REVISED AND RESTATED GAMING EQUIPMENT SALE AGREEMENT
                           CONVERTIBLE PROMISSORY NOTE

$US 500,000                                      Executed at:  Las Vegas, Nevada
                                                                   July __, 2001

VIVA GAMING & RESORTS  INC.,  a Florida  corporation,  the  principal  office of which is located at 3611 South Lindell Road, Suite 108, Las Vegas,  Nevada 89103
(the "COMPANY" or "MAKER"), for value received hereby promises to pay to PHOENIX
LEISURE,  INC., a Nevada  corporation  (the "HOLDER"),  the principal  office of which is located at 3611 S. Lindell Rd., Suite 108, Las Vegas, NV 89103, the sum
of FIVE HUNDRED  THOUSAND  DOLLARS AND 00/100 CENTS  ($US500,000) or such lesser amount  (the  "NOTE")  as shall  be due at the  Maturity  Date  (as  hereinafter defined) equal the outstanding  principal amount hereof,  together with interest thereon  at the rate  specified  below,  on the terms and  conditions  set forth hereinafter.

            The  following  is a  statement  of the rights of the Holder and the conditions  to which  this  Note is  subject,  and to which the  Holder,  by the acceptance of this Note, agrees:

1.    PAYMENTS OF  PRINCIPAL  AND  INTEREST.  Except as  provided  herein and in
      Section 4 hereof,  all payments  (principal and interest)  under this Note shall be by check,  cashier's  check,  wire transfer or other  immediately available  funds  payable in United  States  Dollars  and shall be due and payable in one lump sum  payment  twelve  (12) months from the date hereof
      (the "MATURITY  DATE").  Interest shall accrue upon all  outstanding  sums evidenced  hereby at the rate per  annum of ten  percent  (10%).  Interest shall be calculated on a 365-day year end, actual days elapsed.

2.    EVENT OF  DEFAULT.  An "event of default"  shall mean:  (i) failure by the
      Company to pay the Note at the  Maturity  Date,  or (ii) any breach of any other  obligation,  undertaking  or  covenant  under this  Note.  Upon the occurrence of an Event of Default,  the Holder of the Note may declare the entire principal immediately due and payable,  without notice or demand to the Company.  At any time or times during which an Event of Default  shall then exist or upon the Maturity  Date,  the interest  rate under this Note shall be equal to the lesser of: (i) eighteen  percent (18%) per annum; or
      (ii) the maximum rate of interest  permitted by applicable  law, and shall be due and payable on the Maturity Date.

3.    PREPAYMENT. The Company may prepay this Note in whole or in part by giving
      Holder notice in writing.  In  recognition of Holder's  conversion  rights pursuant  to  Section 4 hereof,  Holder  has the  right to  exercise  such conversion rights prior to the Company prepaying the Note.

4.    CONVERSION.

4.1.  VOLUNTARY  CONVERSION.  The  Holder  of this  Note has the  right,  at the
      Holder's  option,  at any time prior to  payment in full of the  principal balance of this Note,  to convert  the  outstanding  principal  under this
      Note, in accordance with the provisions of Section 4.2 hereof, in whole or in part,  but in  denominations  of not less  than  Ten  Thousand  Dollars
      ($10,000)  (unless  the  entire  principal  balance  of this Note is being converted),  into fully paid and  non-assessable  shares of common  stock,
      $.001 par value per share, of the Company (the "Common Stock"). The number of shares of Common  Stock into which the  outstanding  principal  of this
      Note  may be  converted  ("Conversion  Shares")  shall  be  determined  by dividing the  principal  amount for which  conversion  is requested by the
      Conversion  Price  (as  defined  below)  in  effect  at the  time  of such conversion.  The Conversion  Price shall be equal to ONE DOLLAR  ($US1.00)
      per share. If applicable,  the Conversion Price shall be adjusted pursuant the provisions of Section 5 hereof.

4.2.  CONVERSION PROCEDURE.  Before the Holder shall be entitled to convert this
      Note into shares of Common  Stock,  it shall give written  notice by mail, postage prepaid,  to the Company at its principal corporate office, of the election to convert the same, and shall state therein the name or names in which the  certificate  for shares of Common  Stock are to be issued.  The
      Company  shall,  as soon as practicable  thereafter,  issue and deliver at such  office  to the  Holder of this Note a  certificate  or  certificates
      (bearing  such  legends as are  required by  applicable  state and federal securities  laws in the opinion of counsel to the  Company) for the number of  shares  of Common  Stock to which  the  Holder  of this Note  shall be entitled as aforesaid.  Such conversion  shall be deemed to have been made immediately  prior to the close of business on the date of such  surrender of this Note, and the person or persons  entitled to receive the shares of
      Common  Stock  issuable  upon such  conversion  shall be  treated  for all purposes as the record holder or holders of such shares of Common Stock as of such date.

4.3.  DELIVERY  OF STOCK  CERTIFICATES.  As promptly  as  practicable  after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

4.4.  MECHANICS AND THE EFFECT OF  CONVERSION.  No  fractional  shares of Common
      Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any  fractional  shares to the Holder upon the  conversion of this
      Note,  the  Company  shall pay to the  Holder  the  amount of  outstanding principal that is not so converted. If the conversion is for less than the entire  outstanding  principal  balance of this Note,  then the Holder and
      Maker  shall  execute an  estoppel  certificate  or other type of document which will confirm the current  outstanding  principal balance of the Note after such partial  conversion for the remaining balance of the Note along with the revised payment terms. Upon conversion of the full amount of this
      Note,  the Company  shall be forever  released  from all  obligations  and liabilities under this Note.

                                       2

5.    CONVERSION PRICE ADJUSTMENTS.

      5.1   ADJUSTMENTS  FOR STOCK  SPLITS  AND  SUBDIVISIONS.  In the event the
            Company  should at any time or from  time to time  after the date of issuance hereof fix a record date for the effectuation of a split or subdivision  of  the  outstanding  shares  of  Common  Stock  or the determination  of  holders  of Common  Stock  entitled  to receive a dividend  or other  distribution  payable  in  additional  shares of
            Common Stock or other  securities  or rights  convertible  into,  or entitling  the holder  thereof to receive  directly  or  indirectly, additional  shares  of  Common  Stock  (hereinafter  referred  to as
            "Common Stock Equivalents")  without payment of any consideration by such holder for the  additional  shares of Common Stock  Equivalents
            (including  the  additional  shares of Common  Stock  issuable  upon conversion  or exercise  thereof),  then, as of such record date (or the date of such dividend  distribution,  split or subdivision if no record date is fixed),  the  Conversion  Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable  upon  conversion  of  this  Note  shall  be  increased  in proportion to such increase of outstanding shares.

      5.2   ADJUSTMENTS  FOR REVERSE STOCK  SPLITS.  If the numbers of shares of
            Common  Stock  outstanding  at any time  after  the date  hereof  is decreased  by a  combination  of the  outstanding  shares  of Common
            Stock,  then,  following  the record date of such  combination,  the
            Conversion Price for this Note shall be  appropriately  increased so that the number of shares of Common  Stock  issuable  on  conversion hereof  shall  be  decreased  in  proportion  to  such  decrease  in outstanding shares.

      5.3   RESERVATION OF STOCK ISSUABLE UPON CONVERSION.  The Company shall at all times  reserve  and keep  available  out of its  authorized  but unissued  Common  Stock  solely  for the  purpose of  effecting  the conversion  of the Note such number of its shares of Common Stock as shall from time to time be  sufficient  to effect the  conversion of the Note;  and if at any time the number of authorized  but unissued shares  of  Common  Stock  shall not be  sufficient  to  effect  the conversion of the entire outstanding  principal amount of this Note, in addition  to such other  remedies  as shall be  available  to the
            Holder of this Note,  the Company  will use its best efforts to take such  corporate  action as may,  in the opinion of its  counsel,  be necessary to increase its authorized  but unissued  shares of Common
            Stock to such  number  of  shares  as shall be  sufficient  for such purposes.  The  Company  hereby  agrees to not  pledge,  restrict or otherwise  encumber  the  shares of  Common  Stock  which  have been reserved for the conversion of the Note by Holder.

                                       3

6.    ASSIGNMENT.  The rights and  obligations  of the Company and the Holder of this Note shall be binding  upon and benefit the  successors,  assigns and transferees of the parties.  Neither the Company nor the Holder may assign its rights and/or obligations  hereunder without the prior written consent of the other.

7.    NOTICES.  All  notices,   requests,   consents  and  other  communications
      hereunder to any party, shall be deemed to be sufficient if in writing and
      (i) delivered in person, (ii) delivered and received by telex, telecopier, telegram,  if a confirmatory  mailing in accordance herewith is also made,
      (iii) duly sent by registered  mail return  receipt  requested and postage prepaid or (iv) duly sent by overnight delivery service, addressed to such party at the address set forth in the Agreement.

      All such notices and communications shall be deemed to have been received:
      (i) at  the  time  personally  delivered  (including  delivery  by  telex, telecopier  and  telegram),  (ii) three days after mailed to the foregoing persons at the addresses set forth above;  (iii) the next day when sent by overnight  delivery  service;  provided that rejection or other refusal to accept or  inability  to deliver  because of changed  address for which no notice has been received shall also constitute receipt.

8.    NO SHAREHOLDER  RIGHTS.  Nothing contained in this Note shall be construed as conferring  upon the Holder or any other person the right to vote or to consent or to receive  notice as a  shareholder  in respect of meetings of shareholders  for the election of the Company or any other  matters or any rights  whatsoever  as a shareholder  of the Company;  and no dividends or other distributions shall be payable or accrued in respect of this Note or the  interest  represented  hereby  or the  Conversion  Shares  obtainable hereunder  until,  and only to the extent that,  this Note shall have been converted.

9.    GOVERNING  LAW.  This  Agreement  shall be  governed by and  construed  in accordance  with the laws of the State of Florida,  excluding that body of law relating to conflict of laws.

10.   WAIVERS.  The Company and all  endorsers of this Note hereby waive demand, presentment, notice of non-payment, dishonor and protest.

11.   ATTORNEYS' FEES. In case suit shall be brought for the collection  hereof, or if it is  necessary  to place the same in the hands of an attorney  for collection,  the  Company  and all  endorsers  of the  Note  agree  to pay reasonable  attorneys' fees incurred in connection  with such  collection, including but not limited to all fees and costs incident to any appellate, post-judgment  and  bankruptcy  proceedings  that may result,  whether the
      Holder hereof is obligated therefore or not.

                                       4

12.   AMENDMENT.  This  Notice  may not be amended  or  modified,  nor shall any waiver of any provisions  hereof be effective,  except by an instrument in writing  executed  by the  Holder of this  Note.  Failure  or delay by the
      Holder in  exercising,  or a single or partial  exercise  of, any power or right  hereunder  shall not  operate  as a waiver  thereof or of any other power or right or  preclude  any other or future  exercise  of that or any other power or right. A waiver or any power or right hereunder shall be in writing, shall be limited to the specific instance and shall not be deemed a waiver  of such  power or right in the  future  or a wavier of any other power or right.

13.   NONASSUMABILITY.  This Note is not  assumable  without the Holder's  prior written  consent.  Such  assumption  may be granted at the  Holder's  sole discretion  and may be denied without regard to a showing of an impairment of the Holder's security of an evaluation of the  creditworthiness  of the proposed  assuming  party.  No assumption  shall effect Holder's rights to
      Conversion Shares of the Company pursuant to Section 5 hereof.

14.   NO SET-OFF.  Neither this Note nor any  obligations  or liabilities of the
      Company  hereunder  shall be subject  to  set-off,  defense  or  reduction against  Holder(s) for any reason whatsoever other than prior repayment in accordance  with the terms of this Note, and the Company hereby waives and releases  any right at law,  or in  equity,  to assert  any such  set-off, defense or reduction.

15.   WAIVER OF JURY TRIAL. THE COMPANY, BY EXECUTION HEREOF, AND THE HOLDER, BY
      ACCEPTANCE  HEREOF,  MUTUALLY AND WILLINGLY  WAIVE THE RIGHT OF A TRIAL BY
      JURY OF ANY AND ALL CLAIMS  MADE  BETWEEN  THEM  WHETHER  NOW  EXISTING OR
      ARISING IN THE FUTURE,  INCLUDING  WITHOUT  LIMITATION ANY AND ALL CLAIMS,
      DEFENSES, COUNTERCLAIMS,  CROSSCLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S
      CLAIMS WHETHER ARISING FROM OR RELATED TO THE  NEGOTIATION,  EXECUTION AND
      PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.

            IN WITNESS  WHEREOF,  the  Company has caused this Note to be issued this ____ day of July 2001.

                                         MAKER:

                                         VIVA GAMING & RESORTS, INC.

                                         By:  /s/ Robert Sim
                                              --------------------------------
                                         Its: Chairman
                                              --------------------------------

                                       5

                                  "SCHEDULE 1"

                                NOTICE TO CONVERT

                   (To Be Signed Only Upon Conversion of Note)

Viva Gaming & Resorts Inc.
3611 South Lindell Road, Suite 108
Las Vegas, Nevada  89103

            In accordance with Section 4 of that certain Convertible  Promissory
Note dated May ________,  2001, the  undersigned  Holder of the foregoing  Note, hereby  elects to convert the entire unpaid  principal  amount of such Note into
Common Stock of Viva Gaming & Resorts Inc., a Florida  corporation  and requests
that   the   certificate   for   such   shares   be   issued   in  the  name  of
__________________________    and   delivered   to   the   following    address:
__________________________________________.

Dated:                           , 20
      ---------------------------  --------

                                     -----------------------------------------
                                     (Signature must conform in
                                     all respects to name of Holder
                                     as specified on the face of
                                     the Note)

                                     -----------------------------------------
                                     (Address)
                                     -----------------------------------------

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